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                                                                   EXHIBIT 10.27


                        ACCRUE SOFTWARE LICENSE AGREEMENT

        This Software License Agreement ("Agreement") is entered into this 22nd day of June, 2001 (the "Effective Date") between Accrue Software, Inc. ("Licensor") with principal offices at 48634 Milmont Dr., Fremont, CA 94538 and Lycos Europe GMBH ("Licensee") with principal offices at Carl-Bertelsmann-Str. 29, Guetersloh, Germany 33311.

1.      OBJECT OF AGREEMENT

Object of agreement is a Software License Agreement (as hereinafter defined). This Software fulfils all the functions described in the user manuals (which is part of this agreement).

DEFINITIONS The following words shall have the following meanings:

         a. "Software" shall mean the computer programs, initially as described in Exhibit A, including, but not limited to, Accrue G2. The Software consists of a proprietary set of web and internet analysis programs developed by Licensor. The Software includes, but is not limited to, its object code, scripted code, and all Third Party Components, and the user manuals and all accompanying materials, including any and all Revisions and Versions regardless of name.

        b. "Revision" shall mean a subsequent release of the Software denoted by a change in Software release number to the right side of such release number decimal point. Revisions may include, but not be limited to, Error Corrections (as defined in Exhibit D), and minor changes to existing functionality. Revisions would not include new functionality, features or options.

        c. "Version" shall mean a subsequent release of the Software denoted by a change in the Software release number to the left of the release number decimal point. Versions may include, but not be limited to, Error Corrections (as defined in Exhibit D), and major changes to existing functionality. Versions may include new functionality, features or options.

        d. "CPUs" shall mean the number of central processing units in the physical machines ("Servers") that are supporting the Collector, Analyzer and Data Warehouse components of the Software, the traffic of which will be analyzed by the Software.

        e. "Third Party Components" shall mean any components of the Software, whether in the form of a runtime version or object code, provided by third party vendors to Licensor for the sole purpose of being utilized as an embedded component of the Software object code.

        f. "Web Site" shall mean the grouping of Servers that constitute the Licensee's web presence that is being analyzed with the Software.

        g. "Collector" shall mean a component of the Software that is used to collect traffic and delivery information.

        h. "Data Warehouse" shall mean the component of the Software that is used as the repository for the information that is collected and processed by the Software.

        i. "Affiliate" shall mean any person, corporation or other entity which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another person, corporation or entity.

        j. "Page View" shall mean a file on a Web Site that is sent to a client user agent, usually a browser. By default, pages are HTML files. Pages often account for more than one hit at a site.


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        k. "Hit" shall mean a request made to a Web Site that results in an action being taken by the server and the generation of an entry in a log file. Hits are not directly related to the number of visitors at a site or the number of pages of a site.

        l. "Analyzer" shall mean the component of the Software structures raw data, performs data transformations and aggregations, and writes summarized data to the Data Warehouse.

2.      LICENSE

        a. Grant of License. Licensor grants Licensee, pursuant to the terms and conditions of this Agreement, a perpetual, worldwide, non-exclusive, non-transferable, license to install and use the Software solely for Licensee's own internal business use

        b. CPUs, [*]. Licensee acknowledges that this License is based on the initial number of CPUs[*]

        c. Additional Restrictions on Use. Licensee shall not (i) process or permit to be processed the data of any other party other than Affiliates, (ii) use the Software for third-party training, commercial time-sharing, rental or service bureau use, or (iii) publish, external to any party outside of Licensee, any results of benchmark tests run on the Software. Licensee may allow subsidiaries, parent, or other Affiliates access to and use of the Software, and analyses and reports of the Licensee's Web Site data generated by the Licensee's use of the Software, provided, however, that if Licensee subsidiaries, parent or other Affiliates access and use the Software, they shall each be bound by the terms and conditions and restrictions of this Agreement. Further, with regard to any Third Party Components licensed as part of or for use with the Software under this Agreement, Licensee shall not use said Third Party Components as a separate, stand-alone product, and shall only use it in conjunction with the Software licensed hereunder for the sole purposes set forth herein.

        d. Copies. Licensee may make one archival copy of the Software for each web site location solely for archival and disaster recovery purposes, provided that such copy shall include Licensor's copyright and any other proprietary notices. Licensee shall have no other right to copy, in whole or in part, the Software. Archival copies of the Software shall be additional to any copies made of the Software as a part of any normal system backups. Any copy of the Software made by Licensee shall be exclusive property of Licensor.

        e. Modifications, Reverse Engineering. Licensee agrees that only Licensor shall have the right to alter, maintain, enhance or otherwise modify the Software. Licensee shall not cause, nor permit either through its direct efforts or through any third party, the modification, disassembly, de-compilation, or reverse engineering of the Software.

        f. Material Terms and Conditions. Licensee specifically agrees that each of the terms and conditions of this Section 2 are material and that failure of Licensee to comply with these terms and conditions shall constitute sufficient cause for Licensor to immediately terminate this Agreement and the License granted under this Agreement. The presence of this Section 2f shall not be relevant in determining the materiality of any other provision or breach of this Agreement by either party.

        g. Adding Software. In the event the parties agree that Licensee shall license from Licensor a computer program which is not then identified on Exhibit A, Licensee shall provide Licensor with a purchase order referencing Licensor's quotation identifying the computer programs(s) to be licensed. Upon delivery of the computer program(s) by Licensor to Licensee, the computer program(s) described in Licensee's purchase order shall be included under the definition of "Software" for all purposes under this Agreement, and said computer program(s) shall be governed by the terms and conditions of this Agreement. Any and all preprinted terms and conditions appearing on the

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[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
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face and reverse sides, if any, of a purchase order shall not apply to or become a part of this Agreement, and shall be superseded in their entirety by this Agreement.

        h. Delivery. Delivery will be deemed to have taken place when Licensor makes the Software available for download, and the Licensor has notified the Licensee that the Software is available. Licensor shall deliver the user manual and all accompanying materials. The Software will be available for download within twenty-four hours of mutual acceptance of proposal.

3.      FEES, TERMS AND TAXES

        a. Fees and Terms. In consideration for the license granted by Licensor under this Agreement, and all services provided by Licensor under this Agreement, Licensee shall pay all the fees in the amounts and per the terms set forth in Exhibit A. Invoicing for Software and services will be at delivery, and all fees are due thirty (30) days from date of invoicing, unless otherwise specified in Exhibit A.

        b. Euro. All fees quoted and payments made hereunder shall be in Euro. Accrue to suggest mutual currency fluctuation protection language

        c. Taxes. All amounts payable are gross amounts but exclusive of any value added tax, use tax Licensee shall pay all applicable taxes, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement.

4.      OWNERSHIP

        a. Title. Licensor represents that it owns all proprietary rights, including all patent, copyright, trade secret, trademark, trade name and other proprietary rights, in and to the Software, necessary to fulfill it's obligations under the terms of this Agreement. Licensee acknowledges that the license granted under this Agreement does not provide Licensee with title to or ownership of the Software, including any Error Corrections, enhancements, updates or other modifications to the Software, whether made by Licensor or any third party. Licensee acknowledges that the License granted under this Agreement only provides the Licensee a right of limited use under the terms and conditions of this Agreement. Licensee shall keep the Software free and clear of all claims, liens and encumbrances.

        b. Transfers. Under no circumstances shall Licensee sell, license, sublicense, publish, display, distribute, or otherwise transfer to a third party the Software, any copy thereof, in whole or in part, without Licensor's prior written consent, unless otherwise provided for in this Agreement.

5.      CONFIDENTIAL INFORMATION

        a. Definition. For their mutual benefit, the Licensor and Licensee shall discuss certain confidential information including but not limited to, the Licensee's web usage tracking and the Software. The parties acknowledge that (i) the terms and conditions of this Confidentiality clause, (ii) the existence and content of the discussions between Licensor and Licensee, and (iii) information concerning the Software and other information, including but not limited to, each party's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how, will be considered confidential ("Confidential Information"). Confidential Information shall not include information that: (1) is now or subsequently becomes generally available to the public through no fault or breach on the part of receiving party ("Recipient"); (2) Recipient can demonstrate to have had rightfully in its possession prior to disclosure to Recipient by the disclosing party ("Discloser"); (3) is independently developed by Recipient without the use of any Confidential Information; or (4) Recipient rightfully obtains from a third party who has the right to transfer or disclose it.

        b. Nondisclosure and Nonuse of Confidential Information. Recipient agrees to use reasonable care, but in no event no less than the same degree of care that it uses to protect its own confidential and proprietary information of similar importance, to prevent the unauthorized use, disclosure, publication or dissemination of Confidential Information. Recipient agrees to accept Discloser's Confidential Information for the sole purpose of meeting its obli-


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gations under the terms of this Agreement. Recipient agrees not to use
Confidential Information otherwise for its own or any third party's benefit without the prior written approval of an authorized representative of Discloser in each instance. Recipient may disclose Confidential Information if required by any judicial or governmental request, requirement or order; provided that Recipient will take reasonable steps to give Discloser sufficient prior notice in order to contest such request, requirement or order by notifying Discloser of such request.

        c. Ownership of Confidential Information. All Confidential Information, and any Derivatives thereof, remains the property of Discloser and no license or other rights to Confidential Information is granted or implied hereby. For purposes of this Agreement, "Derivatives" shall mean: (i) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

        d. Independent Development. Discloser understands that Recipient may currently or in the future be developing information internally, or receiving information from other parties that may be similar to Discloser's Confidential Information. Accordingly, nothing in this Agreement will be construed as a representation or inference that Recipient will not develop products, or have products developed for it that, without violation of this Agreement, compete with the products or systems contemplated by Discloser's Confidential Information.

        e. No Warranty. All Confidential Information remains the property of Discloser and no license or other rights in the Confidential Information is granted hereby. Discloser warrants that it has the right to disclose the Confidential Information to Recipient. Otherwise, all Confidential Information is provided "AS IS" and without any warranty, express, implied or otherwise, regarding its accuracy or performance. Recipient will return all tangible Confidential Information, including but not limited to all computer programs, documentation, notes, plans, drawings, and copies thereof, to Discloser immediately upon Discloser's written request.

        f. Terms. Recipient's duty to protect Discloser's Confidential Information shall expire three (3) years from the date of disclosure of Confidential Information.

6.      MAINTENANCE AND SUPPORT

        a. Licensor agrees to provide Licensee support as defined in Exhibit D, at its then current fees.

7.      LIMITED WARRANTY

        a. Scope of Limited Warranty. Licensor warrants to Licensee that for ninety days commencing upon the letter of acceptance concerning the Software at Licensee's designated site(s), (i) the Software will substantially comply with the published specifications set forth in Licensor's user documentation for the Software and (ii) the media on which the Software is furnished shall be free from defects in materials and faulty workmanship under normal use. Licensor makes no warranty as to the Software after the ninety days. Licensor does not warrant that the Software will meet Licensee's requirements or will operate in combinations with other software or non-supported platforms/operating systems/databases, which may be selected for use by Licensee, or that the operation of the Software will be uninterrupted or error-free. Licensor also warrants to Licensee, that for a period of [*] ([*]) days commencing upon delivery of any subsequent release of any new Version or Revision of the Software, that new Version or Revision will substantially comply with the published specifications set forth in Licensor's user documentation for that Version or Revision.

        b. Sole Remedy. Licensee's sole and exclusive remedy under the Initial Warranty Period shall be, at Licensor's election, to (1) provide program services to correct any material defects which would cause the Software to not comply with the published specifications, (2) replace the defective Software with Software that complies with the published specifications, or (3) refund all license and support fees paid to Licensor which relate to the non-complying


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    SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
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Software and may terminate the agreement immediately, subject to section 10 b.
If the Licensor elects to pursue number (1) or (2) and the Licensor is unable to complete that choice within thirty (30) days of notification by the Licensee, then the Licensee will be entitled to the remedy under number (3). The above remedies are available only if Licensor is notified in writing, within the Initial Warranty Period, upon discovery of the defects by Licensee, and that the Software has not been (i) altered, or modified by any party other than Licensor or Licensor's approved third party provider; (ii) subjected to negligence, or computer or electrical malfunction; or (iii) used, adjusted, or installed other than in accordance with instructions furnished by Licensor. During subsequent Warranty Periods related to new Versions or Revisions of the Software, Licensee's sole and exclusive remedy will be to continue to be supported under the prior Version or Release of the Software. Further, should Licensee hire a third party independent consultant not contracted by Licensor to perform services for Licensee using the Software, or should said consultant create modifications or derivative works of the Software, Licensor shall have no liability to Licensee for said services, modifications, derivative works, or outputs of use of the Software.

        c. Disclaimer of Any Other Warranty. Except for the express limited warranty stated above, Licensor makes no promises, representation or warranties, either express, implied, statutory, or otherwise, with respect to any Software, including its condition, its conformity to any representation or description, or the existence of any latent or patent defects, and Licensor specifically excludes all implied warranties of merchantability and fitness for a particular purpose. Licensee additionally acknowledges that Licensor's Third Party Component licensors make no warranties to Licensee under this Agreement.

8.      LIMITATION OF LIABILITY

        Licensee agrees that Licensor's liability hereunder for damages arising from performance or nonperformance of the Software, shall be as set forth above in Section 7, and shall in the event of ordinary negligence not exceed the amount paid by Licensee pursuant to this Agreement. With the exception of acts of willful misconduct or gross negligence, Licensee and Licensor agree that Licensee, Licensor, and Licensor's Third Party Component licensors will not be liable for any lost profits, costs of procurement of substitute goods or services, or for any claim or demand by any other party except in regard to violations under sections 2, 4, and 5 of this Agreement. In no event will any party to this Agreement be liable for consequential, incidental, special, indirect, or exemplary damages arising out of this Agreement, even if the parties have been advised of the possibility of such damages. These limitations shall apply notwithstanding any failure of essential purpose of any limited remedy.

9.      INDEMNIFICATION.

        Indemnification. Licensor agrees to indemnify, defend and hold Licensee harmless from and against any and all claims made by any third party, including costs in connection with the defense thereof, resulting from any alleged United States and European patent, trademark, or copyright infringement by Licensee's use of the Software in accordance with this Agreement; provided, however, that Licensee gives Licensor: (i) written notice of any action or allegation of infringement within twenty (20) days following receipt of notice by Licensee;
(ii) sole control of the defense and settlement of such claims; and (iii) assistance reasonably requested by Licensor at Licensor's expense. In the event that a final injunction is issued against the use of the Software by Licensee for reason of infringement of a United States and European patent, trademark, or copyright, or if, in Licensor's opinion, the Software is likely to become the subject of a claim of infringement, Licensor may, at its sole option and expense, either: (a) obtain for Licensee the right to continue using the Software; (b) replace or modify the Software so that it becomes non-infringing; or (c) remove the Software or part thereof, and refund the aggregate license payments paid by Licensee, less a pro rata amount equal to the purchase price of the Software license multiplied by a fraction where the numerator is the number of months that have passed since the delivery of the Software, and the denominator is sixty (60).

        b. Limitation of Indemnification. Notwithstanding the provisions of
Section 9a above, the indemnity set forth therein shall not apply to, and Licensor assumes no liability for, any claims of infringement made by any third party to the extent that such claim relates to (i) use of other than an unaltered release of the Software; or (ii) the combination, operation or use of the Software with non-Licensor programs, data, methods or technology if such infringement would have been avoided without the combination, operation or use of the Software with other programs, data, methods or technology or (iii) services performed using the Software, or modifications or derivatives works of the Software for


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Licensee by a third party independent consultant not contracted by Licensor if such infringement would have been avoided without such services, modifications or derivative works.

10.     TERM AND TERMINATION

        a. Effective Date and Term. This Agreement and the license granted hereunder shall be effective as of the Effective Date set forth at the beginning of this Agreement and shall remain in effect until terminated as provided in this Agreement.

        b. Termination for Cause. Licensor shall have the right to terminate this Agreement and the license granted herein upon the occurrence of any of the following events: (i) in the event the Licensee fails to comply with any of the terms and conditions of this Agreement and such default has not been cured within thirty ( 30) days after receiving written notice; or (ii) in the event the Licensee (A) terminates or suspends its business, (B) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute, (C) becomes insolvent or subject to direct control by a trustee, receiver or similar authority, or (D) has wound up or liquidated, voluntarily or otherwise. Licensee shall have the right to terminate this Agreement upon the occurrence of any of the following events: (i) in the event the Licensor fails to comply with any of the terms and conditions of this Agreement and such default has not been cured within fifteen (15) days after written notice; or (ii) in the event the Licensor
(A) terminates or suspends its business, (B) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute, (C) becomes insolvent or subject to direct control by a trustee, receiver or similar authority, or (D) has wound up or liquidated, voluntarily or otherwise.

        c. Effect of Termination for Cause: If Licensor terminates this Agreement under Section 10b above, the obligations of Licensor and Licensee in Sections 2b, c d and e, 4, 5, 7, 8, 9, 10, 11 and 13, and rights and obligations which accrued prior to termination or expiration, and provisions of this Agreement which by their express terms are intended to survive termination or expiration of this Agreement, shall survive termination of this Agreement. Within thirty (30) days after termination of this Agreement, Licensee shall return to Licensor, at Licensee's expense, the Software and all copies thereof, and deliver to Licensor a certification, in writing signed by an officer of Licensee, that the Software and all copies thereof have been returned or destroyed, as requested by Licensor, and their use discontinued. Nothing contained herein shall limit any other remedies that either party may have for the default of the other under this Agreement nor relieve either party of any of its obligations incurred prior to such termination.

        d. Termination Without Cause. In the event Licensee desires to terminate this Agreement without cause, Licensee shall provide written notice of same to Licensor. Termination shall be effective thirty (30) days after date of said notice. In the event of Licensee's termination without cause, Sections 2b, c, d and e, 4, 5, 7, 8, 9, 10, 11 and 13, and rights and obligations which accrued prior to termination or expiration, and provisions of this Agreement which by their express terms are intended to survive termination or expiration of this Agreement, shall survive termination of this Agreement. Within thirty (30) days after termination of this Agreement, Licensee shall return to Licensor, at Licensee's expense, the Software and all copies thereof, and deliver to Licensor a certification, in writing signed by an officer of Licensee, that the Software and all copies thereof have been returned or destroyed, as requested by Licensor, and their use discontinued.

11.     VERIFICATION

        a. In the event that Licensor entertains any serious doubts that Licensee may not be in compliance with the terms and conditions as set forth herein, Licensor may audit, with thirty (30) day's prior written notice, Licensee's available records related to the use of the Software, to verify Licensee's use of the Software in accordance to the constraints of this Agreement. Licensor shall bear the expense of an audit with the exception of instances where the Licensee is found, through such an audit, to be in violation of the licensing portion of this Agreement. In such instances, Licensee will be invoiced for all time, travel and material costs associated with the audit. Audits shall be conducted during regular business hours at Licensee's facilities and shall not unreasonably interfere with Licensee's business. Audits shall be conducted no more than one time per twelve-month period. Licensee shall immediately pay any overdue adjustments to the License Fees revealed by such audit. Licensor may engage third parties to perform the audit if Licensee agrees to the chosen party. Such an approval will not be unreasonable withheld. In such event, said third parties shall be subject to the restrictions of
Section 5 of this Agreement regarding Confidential Information.


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        c.

12.     YEAR 2000 COMPLIANCE

        Licensor warrants the Software being acquired hereunder as well as any new Version or Revision, is Year 2000 Compliant (hereafter "Year 2000 Compliant"), which shall mean all calendar year representations used within the Software which, when operated on (including, but not limited to, arithmetic, comparison and sorting operations) before, during and after the actual calendar year 2000 A.D. shall not produce subsequent operations and/or generated output which yield results in variance with the normal course of operations of the Software or error conditions which are the direct result of the use of a calendar year representation. Additionally, Licensor warrants that the Software will correctly process calendar dates for Leap Year, which is defined as a year during which an extra day is added in February (February 29th). Leap Year occurs in all years divisible by 400 or evenly divisible by 4 and not evenly divisible by 100. For example, 1996 is a Leap Year since it is divisible by 4 and not evenly divisible by 100. The year 2000 is a Leap Year since it is divisible by
400. In the event of a need for modification of the Software to operate properly for Year 2000 and beyond, Licensor will incur all expenses for such programming and software changes to the Software under this Agreement.

13.     VIRUS/BACKDOOR

        Licensor warrants and represents that the Software shall contain no routine, program, "virus" or code which has been intentionally designed or created to: (a) allow unauthorized access to, or use of, the Software by any agent or employee of Licensor or by any third party; or (b) cause the Software or other program or programs to malfunction; or (c) allow unauthorized access to, or use of, Licensee's network computing environment, individual client computers or any other computing resource, by any agent or employee of Licensor or any third party. Licensor agrees to indemnify and hold Licensee harmless from any claims, damages, causes of action, costs and expenses arising out of or related to any breach of the warranty set forth in this Section 13.

14.     GENERAL PROVISIONS

        a. Installation. Licensor shall install the Software based on a mutually agreed upon schedule, subject to Licensor's fees for installation as described in Exhibit A herein. Licensee agrees that if Licensee culpably delays the agreed-upon installation schedule through no fault of Licensor (e.g., the hardware is not there, or is not configured correctly and ready for Licensor to install the Software), and Licensor is on Licensee's physical site, ready to install the Software, and the delay extends for one day or more, that in addition to the fee for installation, Licensee shall pay Licensor's consulting fee for those days spent as a direct result of Licensee's delay, in excess of those days originally scheduled for the installation, at Licensor's then current prices. In addition, Licensee agrees to reimburse Licensor for all reasonable travel, accommodation, and meal expenses for those days spent as a direct result of Licensee's delay, in excess of those days originally scheduled for the installation. Licensee acknowledges that a delay of one day or more may cause Licensor to reschedule the installation, and that upon successful completion, the full fee as described in Exhibit A herein for the rescheduled installation will be payable under the terms and conditions of this Agreement.

        b. Training. Unless otherwise contracted for in Exhibit A, Licensee shall be solely responsible for training its employees to use the Software.

        c. Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and to their respective heirs, successors, assigns and legal representatives, except that Licensee shall not assign or otherwise transfer the Software or this Agreement to anyone without prior written notice to Licensor. Licensee may assign the Software or this Agreement to any parent, subsidiary in which the Licensee has a controlling interest, or Affiliate which is in existence as of the Effective Date of this Agreement, or in connection with a sale of all or substantially all of it's assets or stock, provided each such party agrees to be bound by all terms and conditions of this Agreement, and provided that the assignee is not a competitor of Licensor as specified in the attached Exhibit G. Licensor may assign the Software or this Agreement to any party provided such party agrees in writing to be bound by all terms and conditions of this Agreement.


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        In the case of transfer of all or substantially all of Licensee's assets or stock to an entity that prior to the Effective Date of this Agreement held no controlling interest in Licensee, it is understood that Licensor has no obligation with regard to the extension of discounts in pricing for any and all additional purchases of either Software licenses, maintenance or services, to those operations of the acquiring or new controlling entity's businesses or operations beyond or outside the scope of the businesses or operations contemplated by this Agreement, and that subject to negotiation, all such additional purchases shall be made at Licensor's then current list prices.

        d. Joint and Several Liability. If Licensee is composed of more than one person or entity, each such person and entity shall be jointly and severally liable under this Agreement.

        e. Force Majeure. Neither party shall be responsible for any failure to perform (except for payment obligations) due to unforeseen circumstances or to causes beyond its control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, carrier service interruptions, or shortages of transportation facilities, fuel, energy, labor or materials. A party whose performance is affected by a force majeure condition shall be excused from such performance to the extent required by the force majeure condition so long as such party takes all reasonable steps to avoid or remove such causes of nonperformance and immediately continues performance whenever and to the extent such causes are removed.

        f. Performance of Services. Licensee acknowledges and agrees that any and all consulting services performed or to be performed by Licensor for Licensee are independent of Licensee's purchase, acceptance and use of the Software. Licensee further agrees that payment under the terms and conditions of this Agreement for all elements set forth on Exhibit A is in no way dependent, coupled, or in any other way associated with the commencement, completion or delivery of consulting services.

        g. Governing Law. This Agreement shall in all respects be governed by the laws of Germany (especially Sections 631 ff. BGB). Remove reference to BGB law pursuant to resolution of warranty issue. Each party hereby agrees that any action arising out of or related to this Agreement must be brought exclusively to the court of Gutersloh. Licensee reserves the right to sue Company at its registered place of business. This Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is expressly excluded.

        h. Severability. If any of the provisions of this Agreement are held to be invalid under any applicable statute or rule of law, they are, to that extent, deemed omitted.

        i. Waiver. The waiver of one breach or default or any delay in exercising any rights shall not constitute a waiver of any subsequent breach or default.

        j. Notices. All notices permitted or required under this Agreement shall be in writing and shall be delivered in person, via fax, or mailed by first class, registered or certified mail, postage prepaid, to the address of the party specified in this Agreement or such other address as either party may specify in writing. Such notice shall be deemed to have been given upon receipt. Contact persons for communications under the Agreement are listed in Exhibit C.

        k. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

        l. Entire Agreement. This Agreement, along with all Exhibits referenced and attached hereto, represents the entire agreement between the parties, may only be amended by a written agreement signed by both parties, and supersedes all prior or contemporaneous oral or written agreements and understandings with respect to the matters covered by this Agreement. Licensee agrees that it has not entered into this Agreement based on any representations other than those contained herein.

        IN WITNESS WHEREOF, the parties have executed this Accrue Software, Inc. Software License Agreement effective as of the date first set forth above.

ACCRUE SOFTWARE, INC.                LYCOS EUROPE GMBH
LICENSOR:                            LICENSEE:

Date:                                Date: 22/06/01

Authorized Signature:                Authorized Signature:

By:      Harrison N. Paist           By:      Dr. Sebastian Reschke

Title:   Vice-President, Finance     Title:   VP Access & Infrastructure

Address: 48634 Milmont Dr.           Address: Carl-Bertelsmann-Str. 29

City:    Fremont, CA  94538          City:    Guetersloh State: Ger Zip: 33311

Email:   hpaist@accrue.com           E-mail:  Sebastian.Reschke@lycos-europe.com

Phone:   510-580-4506                Phone:   +49(5241)8040651

Fax:     510-580-4501                Fax:     +49(5241)8066958

                                    EXHIBIT A

                    TO THE ACCRUE SOFTWARE LICENSE AGREEMENT

                                SOFTWARE PRODUCTS

PERPETUAL SITE LICENSE

FEATURES / DEFINITIONS:

      [X] A license buyout for Lycos Europe to deploy the following Accrue products

            -     Accrue G2 Analyser

            -     Accrue G2 Warehouse and Reporting Suite

            for an unlimited time period, independent of current and future number / configuration of analysed Web Servers, volume of Web traffic or number / configuration of processing systems and number of users.

      [X] The Accrue G2 Network collector has to be licensed on a "per system" basis.

      [X]   Lycos Europe is permitted to [*]. This requires, however, an [*]

      [X] Delivery and installation / integration / customization of Accrue G2 components will be subject to the acceptance of this proposal and the signature of the attached Software License Agreement incl. Support Agreement.

      [X] All prices are net, in Euro. They are calculated on base of a Dollar/Euro Conversion Rate of 1 Euro = 0.90 US-Dollar. In case that the Conversion Rate differs on respective due date in advantage of Lycos Europe (1 Euro > 0.89 US-Dollar) Accrue agrees on currency adjustments at time of invoicing so that Accrue can hedge against any devaluation. If the exchange rates at the time of invoicing are favorable to Accrue, then no adjustment will be made and the invoice will be issued only in the amount of Euros quoted in this proposal.

      [X]   Payment conditions:

            [X] Due [*]% after [*] (see also SPSS proposal from June, 19 2001) All payments are subject to [*]. The scope of this installation and related success criteria will be defined in Exhibit B. Lycos Europe acknowledges via signed acceptance letter whether these criteria have been met.
----------

[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PRICING

  Item     Description                           Quantity   Unit Price      Net Price
  ----     -----------                           --------   ----------      ---------
  1        Accrue G2 Network Collector              ?           [*]            [*]

  2        Accrue G2 Analyzer                       1           [*]            [*]
           (Perpetual Site License)

  3        Accrue G2 Analyzer                       1           [*]            [*]
           License for initial [*] per month

  4        Accrue G2 Analyzer                       1           [*]            [*]
           License for [*] per month (requires
           payment of initial [*]

  5        Accrue G2 Warehouse and                  1           [*]            [*]
           Reporting Suite
           (Perpetual Site License)

  6        Support and Maintenance Service for      1           [*]            [*]
           Accrue G2 Analyzer
           Premium Support (yearly Fee
           until June 30 2002)

  7        Support and Maintenance Service for     14%                         [*]
           Accrue G2 Analyzer
           Premium Support (yearly Fee, from
           June 30 2002), to be ordered for 2
           years with acceptance
           Total:                                                              [*]

      -     Software Support and Maintenance Services:

            Yearly fee for Premium Support (24 x 7 hours, see also definition of deliveries in Exhibit D, section 3): [*] until June 30 2002, [*] of license fee thereafter.

            These special Support and Maintenance Service conditions are subject [*] maintenance with acceptance of proposal. Accrue will then guarantee these conditions for [*] maintenance periods. The yearly fee for Premium Support is payable up front per 12 months.

      - Installation, configuration, customisation, integration Services and trainings are not enclosed in the license fees.

----------

[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

      - Lycos and Accrue agree on a [*]of [*] during or immediately after the [*]. Lycos will provide the necessary hardware if available on site. This does not result in any obligation for Lycos to purchase this Accrue G2 component.

      -     Lycos Europe and Accrue agree upon a joint press announcement.

----------

[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT B

                    TO THE ACCRUE SOFTWARE LICENSE AGREEMENT

             SCOPE / ACCEPTANCE CRITERIA OF PROTOTYPE SERVICE LYCOS

After the discovery phase [*] of the prototype installation a document with Scope and Acceptance Criteria will be created and added as an attachment to this Agreement. After handover of the prototype deliverables Lycos will immediately review and test the results and, within [*] business days after handover, accept the deliverables or notify Accrue of any part thereof that fails to conform to the terms of acceptance. If Accrue is notified of any part of deliverables that fails to conform to the terms of acceptance, Accrue will have the right to provide a correction of all failing parts within [*]. In case Accrue still fails to meet the acceptance criteria after this period Lycos can choose to terminate this agreement without any obligation to purchase the software or enter into a maintenance agreement. If Customer fails to notify Accrue of any Defect within the [*] period, Customer will be deemed to have accepted the Deliverables as fully conforming to the obligations as specified in the Acceptance Criteria, and Customer thereby expressly waives any claim or defense relating to its obligation to initial pay Accrue.

----------

[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DATE:_________

                                    Exhibit C

                    To the Accrue Software License Agreement

                              Contact Informations

LICENSEE LEAD TECHNICAL CONTACT:           LICENSEE BILLING CONTACT:

Name:                                      Name:
       ------------------------------              -----------------------------
Title:                                     Title:
       ------------------------------              -----------------------------
Address                                    Address
       ------------------------------              -----------------------------
City:         State:     Zip:              City:           State:    Zip:
       -------      ----     --------              --------      ----    -------
E-Mail                                     E-Mail
       ------------------------------              -----------------------------
Phone:                                     Phone:
       ------------------------------              -----------------------------
Fax:                                       Fax:
       ------------------------------              -----------------------------

LICENSEE SECONDARY TECHNICAL CONTACT:      LICENSEE MARKETING CONTACT:

Name:                                      Name:
       ------------------------------              -----------------------------
Title:                                     Title:
       ------------------------------              -----------------------------
Address                                    Address
       ------------------------------              -----------------------------
City:         State:     Zip:              City:           State:    Zip:
       -------      ----     --------              --------      ----    -------
E-Mail                                     E-Mail
       ------------------------------              -----------------------------
Phone:                                     Phone:
       ------------------------------              -----------------------------
Fax:                                       Fax:
       ------------------------------              -----------------------------

LICENSOR TECHNICAL SUPPORT:                LICENSOR SALES CONTACT:

E-Mail support@accrue.com                  Name: Hubert Beckmann

                                           Title: Director Sales Operations EMEA
Phone: +49 2203 918 112
                                           E-Mail hbeckman@accrue.com

Fax:                                       Phone: +49 2203 918 115

                                           Fax: +49 2203 918 200

                                    Exhibit D

                    To the Accrue Software License Agreement

                                Support Agreement

1. DEFINITIONS. In this Exhibit, the following definitions shall apply:

        a. "Authorized Contact(s)" shall mean the two (2) representative(s) of Licensee, as designated in Exhibit H attached hereto, who will be the exclusive point of contact with Company with respect to technical support of the Software. Licensee will have the right to change the Authorized Contacts with prior written notice, including by email, to Company.

        b. "Company" shall mean the Licensor under the Software License Agreement, Accrue Software, Inc.

        c. "Documentation" shall mean the documentation that Company provides to its Licensees for the Software. Licensee will have the right to make multiple copies of such documentation and training materials onto agreed upon media for internal use, training, and reference purposes.

        d. "Error" shall mean any verifiable and reproducible failure of the Software to substantially conform to the Specifications for such Software. Notwithstanding the foregoing, "Error" shall not include any such failure that is caused by: (i) the use or operation of the Software with any other software or programming languages or in an environment other than that intended or recommended by Company, (ii) modifications to the Software not made by Company, or (iii) any bug, defect or error in other software used with the Software or any other failure of such software to conform to its published specifications.

        e. "Error Correction(s)" shall mean either a modification, addition to, or deletion from the Software that substantially conforms such Software to the Specifications or a procedure or routine that, when observed in the regular operation of the Software, eliminates any material adverse effect on Licensee of such Error.

        f. "Software License Agreement" shall mean the license agreement under which the Software was licensed to Licensee.

        g. "Software" shall have the meaning as forth in the Software License Agreement.

        h. "Specifications" shall mean the published specifications for the Software, as set forth in the Documentation for the Software.

        i. "Revision" shall mean a subsequent release of the Software denoted by a change in Software release number to the right side of such release number decimal point. Revisions may include, but not be limited to, Error Corrections, and minor changes to existing functionality. Revisions would not include new functionality, features or options.

        j. "Version" shall mean a subsequent release of the Software denoted by a change in the Software release number to the left of the release number decimal point. Versions may include, but not be limited to, Error Corrections, and major changes to existing functionality. Versions may include new functionality, features or options.

        k. "Work Around" shall mean a technically feasible change in the operating procedure of the Software whereby the effects of the Error on the normal operation of the Software are reasonably minimized.

        l. "Primary Function" shall mean a function that is frequently used and as such constitutes an essential function for which the Software is purchased e.g. Collecting, Analyzing, and Loading data, and running Standard Reports.

        m. "Secondary Function" shall mean a function that is infrequently used and that as such does not constitute an essential function for which the Software is purchased.

        n. "Level 1 -- Critical" shall mean a problem causing the complete failure of the Network Collector or Data Warehouse loading functionality or Standard Reporting delivery.

        o. "Level 2 -- Moderate" shall mean a problem that causes degradation minimal or otherwise in the operation of a Primary or Secondary Function.

        p. "Initial Term" shall mean that period beginning on the Effective Date and extending for one (1) year thereafter.

       q. "Effective Date" shall mean the first day of the month not less than thirty (30) days but not to exceed sixty (60) days from the date that the Software is Delivered by Licensor.

2. MAINTENANCE SERVICES.

        a. Licensee Responsibilities. Licensee agrees to notify Company in writing (including by email) or telephone promptly following the discovery of any Error. Further, upon discovery of such an Error, Licensee agrees, if requested by Company, to submit to Company a list of output and any other data that Company may reasonably require to reproduce the Error and the operating conditions under which the Error occurred or was discovered. Such list and data shall be deemed Confidential Information of Licensee.

        b. Error Corrections. During the term of this Agreement, Company shall use commercially reasonable efforts to provide Error Corrections for Errors in the Software reported by Licensee to Company.

        c. Revisions and Versions. During the term of this Agreement, Company shall make available to Licensee any Revisions or Versions of the Software or Documentation at no extra charge, subject to limitations explicitly set forth in section 2(d) below. Company will make such Revisions or Versions available to Licensee when Company makes such Revisions or Versions generally available to its other Licensees then covered by maintenance.

        d. Current Release. Company's obligations under this Agreement shall apply only to those Revisions/Versions of the applicable Software that are within two (2) Revisions/Versions of the then-current Revision/Version, and within a one (1) year time frame of current Revision or Version, whichever is greater, provided Licensee is under then-current support. Company shall give Licensee not less than ninety (90) days notice that support will be terminated for a particular Version.

        e. Limitations. Company shall have no obligation under this Agreement to make any modifications to Revisions or Versions to conform to any previous modifications of the Software or Documentation made by Licensee or any third party. Company shall have no obligation under this Agreement to correct Errors which result from the breach by Licensee of this Agreement or the Software License Agreement, or which cannot be remedied due to any modifications of the Software made by Licensee or any third party. If Company agrees to remedy any errors or problems not covered by the terms of this Agreement, Licensee shall pay Company for all such work performed at Company's then-current standard Consulting Services rates. Licensee acknowledges that Company is under no obligation to perform services with respect to any hardware or any software which is not the Software.

3. BASIC SUPPORT SERVICES.

        a. Telephone/ Email Support. During the term of this Agreement, Company will provide telephone consultation and advice to up to two (2) Authorized Contacts who will be authorized to contact Company regarding technical support of the Software between the hours of 6:00 a.m. and 6:00 p.m., Pacific Standard Time, Monday through Friday, excluding holidays. Licensor will acknowledge the receipt of Licensee's telephone call or email by phone or email within four (4) business hours based upon Pacific Standard Time where for the purposes of this Agreement, business hours are construed to be 6:00 am to 6:00 pm. Licensor will first attempt to resolve the problem over the phone or via email. If the problem cannot be simply resolved via phone or email, Licensor will make a determination as to the level of the reported problem then proceed along the following guidelines:

            (i). For Level 1 -- Critical problems or Errors, Licensor will engage in a commercially reasonable effort to provide the Licensee a Work Around, Error Correction, or both as soon as possible from the time that the problem is reported and is reproducible by the Licensor. In the event that the Licensor, at their offices, cannot reproduce and/or resolve a problem and/or Error, Licensor will provide support at the Licensee's site at the sole expense of the Licensor. In the event that the problem or Error is discovered to have been caused as a result of any Licensee act or omission, or configuration, hardware environment, network or software environment that was previously undocumented or specifically not supported per Licensor's Documentation, then the Licensor reserves the right to recover all expenses related to the support of the Licensee at the Licensee's site including but not limited to travel, accommodation, meals, and service and consulting fees at the then current prices for such services.

            (ii). For Level 2 -- Moderate problems or Errors, Licensor will engage in a commercially reasonable effort to provide the Licensee a Work Around, Error Correction, or both as soon as possible from the time that the problem and/or Error is reported by Licensee.

        b. Interactive Customer Message Board. During the term of this Agreement, Licensee will have web-access to an Online Customer Message Board.

        c. Online Tips & Techniques. During the term of this Agreement, Company product managers and engineers will be hosting free Web-based training seminars covering a variety of topics which facilitate the use of the Software. These seminars will be broadcast on a periodic basis and Company is under no obligation to provide them on any regular or specific schedule.

        d. Online Historical Documents. The Licensee will have web-access during the term of this Agreement to online documentation of historical trouble shooting cases.

        e. Extended Support (If Purchased). Extended Support provides the same support levels as described in Section 3 (a,b,c,d) of this Agreement, but for additional personnel, designated by the Licensee, above the two contacts allowed for under Basic Support. Extended Support is provided and priced under the terms and conditions of Exhibit A of the Software License Agreement or by addendum thereto.

        f. Premium Support (If Purchased). Premium Support provides the same support levels as described in Section 3 (a,b,c,d and e) of this Agreement, but for extended hours for Telephone Support (24x7 excluding holidays). Premium Support is provided and priced under the terms and conditions of Exhibit A of the Software License Agreement or by addendum thereto.

        g. Limitations. Licensee acknowledges that Company is under no obligation to perform services with respect to any hardware or any software which is not Software as defined in the Software License Agreement. Licensee also acknowledges that the Software may be extended with built-in programming languages and databases -- such as, but not limited to, Oracle, Java, C, C++, VB Script and Structured Query Language. Company is under no obligation to provide support services for these specific products.

4. FEES.

        a. Support Fees. For the Initial Term (as set forth on Exhibit A of the Software License Agreement), Licensee shall pay to Company the support fees designated in Exhibit A upon the terms provided therein. The support fee for the Initial Term shall be due and payable on the Effective Date. The support fee for renewal periods, if any, shall be at Company's then-current maintenance and support. Company may change such fees for a renewal period at any time prior to sixty (60) days before such renewal period. The support fees for renewal periods shall be payable in advance, on the expiration of the Initial Term or the applicable anniversary thereof.

        c. Taxes. All amounts payable are gross amounts but exclusive of any value added tax, use tax. Licensee shall pay all applicable taxes, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement.

5. TERM AND TERMINATION.

        a. Term. The term of this Agreement shall begin on the Effective Date and shall continue for the Initial Term (as set forth on Exhibit A) unless earlier terminated pursuant to Section 10. Upon the expiration of the Initial Term, the term of this Agreement may be renewed for subsequent twelve (12) month periods upon mutual written agreement of the parties. Notwithstanding the foregoing, Company agrees to offer support services for the Software for as long as the Version of the Software for which Licensee seeks support services is still then supported by Company according to the terms of this Agreement, provided Licensee is under then-current support.

        b. Survival. The following provisions shall survive any termination, expiration or cancellation of this Agreement: 1, 5, 6, 7 and 8, and any rights and obligations which accrued prior to termination or expiration, and provisions of this Agreement which by their express terms are intended to survive termination or expiration of this Agreement.

6. PROPRIETARY RIGHTS.

        Any corrections, additions or modifications to the Software or Documentation effected or delivered under this Agreement and any Revisions or Versions supplied under this Agreement shall be deemed part of the applicable Software and subject to all of the provisions of the Software License Agreement.

7. DISCLAIMER.

        Company agrees to provide the services hereunder in a timely and professional manner but provides no warranty, express or otherwise, with respect to the support, and Company specifically disclaims all implied warranties of merchantability, or fitness for a particular purpose.

8. LIMITATION OF LIABILITY.

        Except for willful misconduct and gross negligence by Company, Licensee agrees that Company's liability hereunder for damages hereunder shall in no event exceed the amount of the most recent maintenance and support fee paid by Licensee pursuant to this Agreement. Licensee further agrees that, except for willful misconduct and gross negligence, Company will not be liable for any lost profits, loss of data, or costs of procurement of substitute goods or services, or for any claim or demand against Licensee by any other party. In no event will Company be liable for consequential, incidental, special, indirect, or exemplary damages arising out of this Agreement, however caused and under any theory of liability (including negligence), even if Company has been advised of the possibility of such damages. Licensee acknowledges that the amounts payable hereunder are based in part on these limitations, and further agrees that these limitations shall apply notwithstanding any failure of essential purpose of any limited remedy.

9.  SUBCONTRACTING.

        Company may subcontract its responsibilities and obligations under this Agreement upon first obtaining Licensee's written consent to do so and to specific firms or entities mutually agreed upon by the parties. Nothing in the foregoing shall be construed as to relieve Company of it's essential obligations and responsibilities hereunder.

10.  SOFTWARE LICENSE AGREEMENT.

This Support Agreement is attached as Exhibit D and made a part of the Software License Agreement between Company and Licensee.

                                    Exhibit E


                    TO THE ACCRUE SOFTWARE LICENSE AGREEMENT

                               ACCRUE COMPETITORS

THE FOLLOWING IS A LIST OF LICENSOR COMPETITORS TO WHICH THE SOFTWARE MAY NOT BE ASSIGNED WITHOUT PRIOR WRITTEN APPROVAL OF THE LICENSOR:

        [*]

        [*]

----------

[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
    SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    Exhibit F


                    TO THE ACCRUE SOFTWARE LICENSE AGREEMENT

AUTHORIZED SUPPORT REPRESENTATIVE CONTACTS

CONTACT # 1:

COMPANY:
           ---------------------------------
NAME:
           ---------------------------------
ADDRESS:
           ---------------------------------
TELEPHONE:
           ---------------------------------
E-MAIL:
           ---------------------------------


CONTACT # 2:

COMPANY:
           ---------------------------------
NAME:
           ---------------------------------
ADDRESS:
           ---------------------------------
TELEPHONE:
           ---------------------------------
E-MAIL:
           ---------------------------------

LICENSEE MAY CHANGE SUPPORT CONTACTS FROM TIME TO TIME UPON WRITTEN NOTICE TO COMPANY.